Filed Pursuant to Rule 424(b)(2)

Registration No. 333-277211

October 24, 2025

PRICING SUPPLEMENT

(To Product Supplement No. 1 dated April 26, 2024, Prospectus Supplement dated
February 21, 2024 and Prospectus dated February 21, 2024)

HSBC USA Inc.
Market Linked Notes—Auto-Callable with Upside Participation
$1,838,000 Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

☐	Linked to the lowest performing of the common stock of Cisco Systems, Inc., the common stock of Amazon.com, Inc., the common stock of The Goldman Sachs Group, Inc., and the common stock of NVIDIA Corporation (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”)
☐	Unlike ordinary debt securities, the notes do not pay interest and are subject to potential automatic call upon the terms described below. Whether the notes are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing Underlying Stock. The lowest performing Underlying Stock on the call date or the final calculation day is the Underlying Stock that has the lowest stock return on that day (i.e., the lowest percentage change from its starting price to its stock closing price on that day)
☐	Automatic Call. If the stock closing price of the lowest performing Underlying Stock on the call date occurring approximately one year after issuance is greater than or equal to its starting price, the notes will be automatically called for the principal amount plus a call premium of 12.75% of the principal amount
☐	Maturity Payment Amount. If the notes are not automatically called, you will receive a maturity payment amount that could be greater than or equal to the principal amount depending on the ending price of the lowest performing Underlying Stock on the final calculation day as follows:
☐ If the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, you will receive the principal amount plus a positive return equal to 100% of the percentage increase in the price of the lowest performing Underlying Stock on the final calculation day from its starting price
☐ If the ending price of the lowest performing Underlying Stock on the final calculation day is less than or equal to its staring price, you will receive the principal amount, but you will not receive any positive return on your investment
☐	Repayment of principal at maturity regardless of the performance of the Underliers (subject to credit risk)
☐	If the notes are automatically called, the positive return on the notes will be limited to the call premium, and you will not participate in any appreciation of any Underlying Stock beyond the call premium, which may be significant. If the notes are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate
☐

Your return on the notes will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the final calculation day, as applicable. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably

☐	All payments on the notes are subject to the credit risk of HSBC USA Inc. and you will have no ability to pursue the issuer of any Underlying Stock for payment; if HSBC USA Inc. defaults on its obligations, you could lose all or some of your investment
☐	No periodic interest payments or dividends
☐	No exchange listing; designed to be held to maturity or earlier automatic call

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, or product supplement. Any representation to the contrary is a criminal offense.

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. You should refer to “Selected Risk Considerations” beginning on page PS-8 of this document and “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement, and page PS-5 of the accompanying product supplement.

	Original Offering Price	Underwriting Discount (1)	Proceeds to HSBC
Per Note	$1,000.00	$30.75	At least $969.25
Total	$1,838,000.00	$56,518.50	$1,781,481.50

(1)	HSBC Securities (USA) Inc. will receive an underwriting discount of $30.75 per note, which it will pay to the agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), as a commission. The agent may resell the notes to other securities dealers at the original offering price less a concession of $20.00 per note. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per note of the commission to WFA as a distribution expense fee for each note sold by WFA. In addition, in respect of certain notes sold in this offering, the Issuer may pay a fee of $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers. See “Terms of the Notes—Agent’s Commission and Other Fees” in this pricing supplement and “Use of Proceeds and Hedging” in the prospectus supplement for information regarding how we may hedge our obligations under the notes.

The estimated initial value of the notes on the pricing date is $962.50 per note, which is less than the price to public. The market value of the notes at any time will reflect many factors and cannot be predicted with accuracy. See “Terms of the Notes—Estimated Initial Value” on page PS-3 and “Selected Risk Considerations” beginning on page PS-8 of this document for additional information.

HSBC Securities (USA) Inc.	Wells Fargo Securities

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Terms of the Notes

Issuer:	HSBC USA Inc.
Market Measures:	The lowest performing of common stock of Cisco Systems, Inc. (Bloomberg ticker: CSCO) (“CSCO”), the common stock of Amazon.com, Inc. (Bloomberg ticker: AMZN) (“AMZN”), the common stock of The Goldman Sachs Group, Inc. (Bloomberg ticker: GS) (“GS”), and the common stock of NVIDIA Corporation (Bloomberg ticker: NVDA) (“NVDA”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”)
Original Offering Price:	$1,000 per note
Principal Amount:	The principal amount of $1,000 per note. References in this pricing supplement to a “note” are to a note with a principal amount of $1,000.
Pricing Date:	October 24, 2025
Issue Date:	October 29, 2025
Final Calculation Day:	October 24, 2028, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date:	October 27, 2028, subject to postponement. The notes are not subject to redemption at the option of HSBC or repayment at the option of any holder of the notes prior to maturity or automatic call.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its starting price, the notes will be automatically called, and on the call settlement date, you will receive the principal amount per note plus the call premium.

If the notes are automatically called, the positive return on the notes will be limited to the call premium, and you will not participate in any appreciation of any Underlying Stock beyond the call premium, which may be significant. If the notes are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate.

If the notes are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the notes after the call settlement date. You will not receive any notice from us if the notes are automatically called.

Call Date:	October 29, 2026, subject to postponement
Call Premium:	12.75% of the principal amount, or $127.50 per $1,000 principal amount of the notes
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Maturity Payment Amount:

If the notes are not automatically called on the call date, then on the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal:

•       if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the final calculation day × upside participation rate); or

•       if the ending price of the lowest performing Underlying Stock on the final calculation day is less than or equal to its starting price: $1,000

If the notes are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price, you will not receive any positive return on the notes at maturity.

Upside Participation Rate:	100%
Lowest Performing Underlying Stock:	For the call date or the final calculation day, the Underlying Stock with the lowest stock return on that day.
Stock Return:

For the call date or the final calculation day, the “stock return” with respect to an Underlying Stock is the percentage change from its starting price to its stock closing price on that day, measured as follows:

stock closing price on that day – starting price

starting price

Starting Price:	$70.630 with respect to CSCO, $224.21 with respect to Amazon, $783.88 with respect to GS, and $186.26 with respect to NVDA, each of which was its stock closing price on the pricing date.
Ending Price:	With respect to each Underlying Stock, its stock closing price on the final calculation day.
Stock Closing Price:	With respect to each Underlying Stock, its stock closing price and the adjustment factor have the meanings set forth under “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:

The call date and the final calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call settlement date and the stated maturity date will be postponed if the call date or the final calculation day, as applicable, is postponed, and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the final calculation day, the call settlement date, and the stated maturity date, see “General Terms of the Notes—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Notes Linked to Multiple Market Measure” and “—Payment Dates” in the accompanying product supplement. For purposes of the product supplement, each of the call date and the final calculation day is a “calculation day,” and the call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	HSBC Securities (USA) Inc.
Estimated Initial Value:	The estimated initial value of the notes is less than the price you pay to purchase the notes. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your notes in the secondary market, if any, at any time. See “Selected Risk Considerations — The Estimated Initial Value Of The Notes, Was Determined By Us On The Pricing Date, Is Less Than The Original Offering Price And May Differ From The Market Value Of The Notes In The Secondary Market, If Any.”

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Material U.S. Tax Consequences:	For a discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the notes, see “U.S. Federal Income Tax Considerations” herein and “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.
Agent’s Commission and Other Fees:

HSBC Securities (USA) Inc. will receive an underwriting discount of $30.75 per note, which it will pay to the agent, Wells Fargo Securities, as a commission. The agent may resell the notes to other securities dealers at the original offering price of the notes less a concession of $20.00 per note. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per note of the commission to WFA as a distribution expense fee for each note sold by WFA. In addition, in respect of certain notes sold in this offering, the Issuer may pay a fee of $3.00 per note to selected securities dealers in consideration for marketing and other services in connection with the distribution of the notes to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the notes. If any dealer participating in the distribution of the notes or any of its affiliates conducts hedging activities for us in connection with the notes, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the notes to you.

Settlement:	Delivery of the notes will be made against payment therefor in New York, New York on the issue date specified above, which is expected to be more than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	40447DKV9 / US40447DKV90

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Additional Information About HSBC USA Inc. and the Notes

This document relates to the offering of notes identified on the cover page. As a purchaser of a note, you will acquire an investment instrument linked to the Underlying Stock. Although the offering relates to the Underlying Stocks, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Underlying Stocks, or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024, and the product supplement No. 1 dated April 26, 2024, 2024. If the terms of the notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement and in “Risk Factors” beginning on page PS-5 of the product supplement, and beginning on page S-1 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including the product supplement, prospectus and prospectus supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the product supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the product supplement, prospectus supplement and prospectus if you request them by calling 1-212-525-8010.

References to “HSBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this pricing supplement are references to HSBC USA Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated April 26, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924052866/tm2412390d59_424b2.htm

•	Prospectus supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

•	Prospectus dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Investor Considerations

The notes are not appropriate for all investors. The notes may be an appropriate investment for investors who:

•	seek a fixed return equal to the call premium if the notes are automatically called on the call date;
•	if the notes are not automatically called prior to maturity, seek exposure to any upside performance of the lowest performing Underlying Stock, if any, without exposure to any decline in the lowest performing Underlying Stock, by:

•      participating 100% in the percentage increase, if any, in the price of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price; and

•      providing for the repayment of the face amount at maturity regardless of the performance of the lowest performing Underlying Stock;

•	are willing to accept the risk that, if the stock closing price of the lowest performing underlying stock is less than its starting price on the call date and on the final calculation day, they will not receive any positive return on their investment in the notes;
•	understand that the notes may be automatically called prior to the stated maturity and that the term of the notes may be as short as approximately one year;
•	understand that the return on the notes will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the final calculation day, as applicable, and that they will not benefit in any way from the performance of the better performing Underlying Stocks;
•	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
•	are willing to forgo periodic interest payments on the notes and dividends or other distributions paid on the Underlying Stocks; and
•	are willing to hold the notes until maturity or automatic call.

The notes may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the notes to maturity or automatic call;
•	seek a note with a fixed term;
•	believe that the price of the lowest performing Underlying Stock on the call date will decrease and the ending price of the lowest performing Underlying Stock on the final calculation day will be less than its starting price;
•	are unwilling to accept the risk that the notes may not be automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day may decrease from its starting price;
•	seek exposure to a basket composed of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;
•	are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price
•	seek current income;
•	are unwilling to accept the risk of exposure to the Underlying Stocks;
•	seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities
•	are unwilling to accept the credit risk of HSBC; or
•	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the notes are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the notes in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement and prospectus supplement, for risks related to an investment in the notes. For more information about the Underlying Stock, please see “The Underlying Stocks” below.

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Determining Timing and Amount of Payment on the Notes

Whether the notes are automatically called on the call date will be determined based on the stock closing price of the lowest performing Underlying Stock on the call date as follows:

The notes will be automatically called and you will receive an amount per note equal to principal amount plus the call premium on the call settlement date.

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Selected Risk Considerations

The notes have complex features and investing in the notes will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the notes are summarized below, but we urge you to read the more detailed explanation of the risks relating to the notes generally in the “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the notes in light of your particular circumstances.

Risks Relating To The Structure Of The Notes

You May Not Receive Any Positive Return On The Notes.

If the notes are not automatically called, you will receive a positive return on the notes only if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price. Because the values of the Underlying Stocks will be subject to market fluctuations, the ending price of the lowest performing Underlying Stock may be less than its starting price, in which case the maturity payment amount will only be the principal amount of your notes. Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, the maturity payment amount may only be slightly greater than the principal amount, and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of HSBC USA Inc. or another issuer with a similar credit rating with the same stated maturity date.

If The Notes Are Automatically Called, Your Return Will Be Limited To The Call Premium.

If the notes are automatically called, the positive return on the notes will be limited to the call premium, and you will not participate in any appreciation of any Underlying Stock beyond the call premium, which may be significant. Accordingly, if the notes are automatically called, the return on the notes may be less than the return in a direct investment in the Underlying Stocks. If the notes are automatically called, you will no longer have the opportunity to participate in any appreciation of any Underlying Stock at the upside participation rate.

The Notes Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The notes are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on the call date or the final calculation day, as applicable. As a result, the notes are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks. You should not invest in the notes unless you understand and are willing to accept the full risks of each Underlying Stock.

Your Return On The Notes Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On The Call Date Or The Final Calculation Day, As Applicable, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks.

Your return on the notes will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the call date or the final calculation day, as applicable. Although it is necessary for each Underlying Stock to close at or above its respective starting price on the call date in order for the notes to be automatically called for the call premium or at or above its respective starting price on the final calculation day in order for you to receive a positive return on your notes at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The notes may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the notes, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the notes. All that is necessary for the notes to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the notes. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the notes. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the notes.

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

You Will Be Subject To Reinvestment Risk.

If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity.

The Call Settlement Date Or The Stated Maturity Date May Be Postponed If The Call Date Or The Final Calculation Day Is Postponed.

The call date or the final calculation day with respect to an Underlying Stock will be postponed if the originally scheduled call date or final calculation day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that day. If such a postponement occurs with respect to the call date, then the call settlement date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Risk Relating To The Credit Risk Of HSBC

The Notes Are Subject To The Credit Risk Of HSBC USA Inc.

The notes are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the notes are subject to our creditworthiness, and you will have no ability to pursue the issuer of any Underlying Stock for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the notes and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the notes. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Notes And Any Secondary Market

The Estimated Initial Value Of The Notes, Which Was Determined By Us On The Pricing Date, Is Less Than The Original Offering Price And May Differ From The Market Value Of The Notes In The Secondary Market, If Any.

The estimated initial value of the notes was calculated by us on the pricing date and is less than the original offering price. The estimated initial value reflects our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the notes. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the notes may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the notes to be more favorable to you. We determined the value of the embedded derivatives in the notes by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the notes that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your notes in the secondary market (if any exists) at any time.

The Price Of Your Notes In The Secondary Market, If Any, Immediately After The Pricing Date Is Expected To Be Less Than The Original Offering Price.

The original offering price takes into account certain costs. These costs include the underwriting discount, our hedge counterparty’s projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the notes and the costs associated with structuring and hedging our obligations under the notes. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your notes in the secondary market, if any, the price you would receive for your notes may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your notes in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlying Stocks and changes in market conditions, and cannot be predicted with accuracy. The notes are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the notes to maturity. Any sale of the notes prior to maturity could result in a loss to you.

If HSBC Securities (USA) Inc. Or The Agent Were To Repurchase Your Notes Immediately After The Issue Date, The Price You Receive May Be Higher Than The Estimated Initial Value Of The Notes.

Assuming that all relevant factors remain constant after the issue date, the price at which HSBC Securities (USA) Inc. or the agent may initially buy or sell the notes in the secondary market, if any, and the value used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 3 months after the issue date. This temporary price difference may exist because, in its discretion, HSBC Securities (USA) Inc. or the agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the notes that will no longer be incurred over the term of the notes. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the notes and any agreement we may have with the distributors of the notes. The amount of

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period, and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the issue date of the notes based on changes in market conditions and other factors that cannot be predicted.

The Value Of The Notes Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes prior to maturity or automatic call will be affected by the then-current price of each Underlying Stock, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the notes: performance of the Underlying Stock; volatility of the Underlying Stocks; correlation among the Underlying Stocks; economic and other conditions generally; interest rates; dividend yields; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your note, we mean the value you could receive for your note if you are able to sell it in the open market before the stated maturity date.

The value of the notes will also be limited by the automatic call feature because if the notes are automatically called, your return will be limited to the call premium, and you will not receive the potentially higher payment that may have been paid if you had held the notes until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as a change in the price of any or all of the Underlying Stocks. Because numerous factors are expected to affect the value of the notes, changes in the prices of the Underlying Stocks may not result in a comparable change in the value of the notes.

The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.

The notes will not be listed on any notes exchange. Although Wells Fargo Securities and/or its affiliates may purchase the notes from holders, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop for the notes. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to maturity or automatic call.

Risks Relating To The Underlying Stocks

Any Payments On The Notes And Whether The Notes Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Notes Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Notes Is Not The Same As Investing In The Underlying Stocks. Investing in the notes is not equivalent to investing in the Underlying Stocks. As an investor in the notes, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the notes because you will not receive any dividend payments, distributions or any other payments paid on an Underlying Stock. As a holder of the notes, you will not have any voting rights or any other rights that holders of an Underlying Stock would have.

•	Historical Prices Of An Underlying Stock Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Notes.

•	The Notes May Become Linked To The Common Stock Of A Company Other Than Any Original Underlying Stock Issuer.

•	We, The Agent And Our Respective Affiliates Cannot Control Actions By Any Underlying Stock Issuer.

•	We, The Agent And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Notes Will Potentially Be Adverse To Your Interests.

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the notes, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the notes. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the notes.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the notes. HSBC Securities (USA) Inc., which is our affiliate, will be the calculation agent for the notes. As calculation agent, HSBC Securities (USA) Inc. will determine any values of the Underlying Stock and make any other determinations necessary to calculate any payments on the notes. In making these determinations, HSBC Securities (USA) Inc. may be required to make discretionary judgments that may adversely affect any payments on the notes. See the sections entitled "General Terms of the Notes—Certain Terms for Notes Linked to an Underlying Stock—Market Disruption Events" and “—Adjustment Events" in the accompanying product supplement. In making these discretionary judgments, the fact that HSBC Securities (USA) Inc. is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the notes, and HSBC Securities (USA) Inc.’s determinations as calculation agent may adversely affect your return on the notes.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the notes and may adversely affect the price of an Underlying Stock.

•	Business activities of our affiliates or any participating dealer or its affiliates with an Underlying Stock Issuer may adversely affect the price of an Underlying Stock.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of an Underlying Stock.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of an Underlying Stock.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the notes to you.

•	An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials.

Risks Relating To Tax

You Will Be Required to Recognize Taxable Income on the Notes Prior to Maturity.

We intend to treat the notes as “contingent payment debt instruments” for U.S. federal income tax purposes. U.S. Holders (as defined under “U.S. Federal Income Tax Considerations”) will be required to include in their taxable income for each year an amount of ordinary income equal to the “original issue discount” (“OID”) on the notes for that year. The OID is included in income and taxable at ordinary income rates, even though such holders will not receive any payment on the notes until redemption or maturity.

The amount of OID that must be taken into income in each year will be calculated on the basis of the “comparable yield” of the notes, which is the yield at which we would issue a non-contingent fixed-rate debt instrument having terms and conditions similar to those of the notes. The comparable yield is determined by us as of the issuance date solely for U.S federal income tax purposes and is neither a prediction nor a guarantee of what the actual yield will be on the notes.

We will prepare a “projected payment schedule” that produces the comparable yield. If the actual yield on the notes exceeds the corresponding amount on the projected payment schedule, the excess will be taxed as additional OID income to the U.S. Holder. Any gain recognized by a U.S. Holder on the sale, exchange or other disposition of a CD will constitute ordinary interest income.

You should see “U.S. Federal Income Tax Considerations” below and consult your tax advisors regarding the tax consequences to you of a purchase of the notes.

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 principal amount note on a hypothetical offering of notes under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price for any Underlying Stock. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price of any Underlying Stock. The actual starting price is set forth under “Terms of the Notes” above. For historical data regarding the actual closing prices for each Underlying Stock, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the notes for $1,000 per note. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the notes.

Hypothetical Call Premium:	12.75% of the principal amount
Upside Participation Rate:	100.00%
Hypothetical Starting Price:	For each Underlying Stock, $100.00

Hypothetical Payout Profile

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Hypothetical Returns

If the notes are automatically called:

If the notes are automatically called prior to stated maturity, you will receive the principal amount of your notes plus the call premium, resulting in a hypothetical pre-tax total rate of return of 12.75%.

If the notes are not automatically called:

Hypothetical ending price of lowest performing Underlying Stock on the final calculation day	Hypothetical stock return of lowest performing Underlying Stock on the final calculation day(1)	Hypothetical maturity payment amount per note	Hypothetical pre-tax total rate of return(2)
$175.00	75.00%	$1,750.00	75.00%
$150.00	50.00%	$1,500.00	50.00%
$140.00	40.00%	$1,400.00	40.00%
$130.00	30.00%	$1,300.00	30.00%
$120.00	20.00%	$1,200.00	20.00%
$110.00	10.00%	$1,100.00	10.00%
$105.00	5.00%	$1,050.00	5.00%
$100.00	0.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$60.00	-40.00%	$1,000.00	0.00%
$50.00	-50.00%	$1,000.00	0.00%
$40.00	-60.00%	$1,000.00	0.00%
$25.00	-75.00%	$1,000.00	0.00%
$0.00	-100.00%	$1,000.00	0.00%

(1)	The stock return of the lowest performing Underlying Stock on the final calculation day is equal to the percentage change from its starting price to its ending price (i.e., the ending price of the lowest performing Underlying Stock on the final calculation day minus its starting price, divided by its starting price).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per note to the principal amount of $1,000.

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The stock closing price of the lowest performing Underlying Stock on the call date is greater than its starting price, and the notes are automatically called on the call date:

	CSCO	AMZN	GS	NVDA
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$175.00	$165.00	$160.00	$150.00
Hypothetical stock return on the call date:	75.00%	65.00%	60.00%	50.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date.

In this example, the NVDA has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the call date.

Step 2: Determine whether the notes will be automatically called on the call date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is greater than its hypothetical starting price, the notes are automatically called on the call date and you will receive on the call settlement date the principal amount of your notes plus a call premium of 12.75% of the principal amount. In this example, even though the lowest performing Underlying Stock on the call date appreciated by 50.00% from its starting price to its stock closing price on the call date, your return on the notes is limited to the call premium of 12.75%.

On the call settlement date, you would receive $1,127.50 per note.

Example 2. The notes are not automatically called. The maturity payment amount is greater than the principal amount:

	CSCO	AMZN	GS	NVDA
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$80.00	$85.00	$90.00	$95.00
Hypothetical ending price:	$130.00	$125.00	$120.00	$110.00
Hypothetical stock return on the final calculation day:	30.00%	25.00%	20.00%	10.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the NVDA has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical starting price, the notes are not automatically called. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical starting price, the maturity payment amount per note would be equal to:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the final calculation day × upside participation rate)

$1,000 + ($1,000 × 10.00% × 100.00% )

= $1,100.00

On the stated maturity date, you would receive $1,100.00 per note.

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Example 3. The notes are not automatically called. The maturity payment amount is equal to the principal amount:

	CSCO	AMZN	GS	NVDA
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on the call date:	$70.00	$85.00	$90.00	$95.00
Hypothetical ending price:	$80.00	$150.00	$120.00	$50.00
Hypothetical stock return on the final calculation day:	-20.00%	50.00%	20.00%	-50.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the NVDA has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock on the final calculation day.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is less than its hypothetical starting price, the notes are not automatically called. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price, the maturity payment amount per note would be equal to the principal amount.

On the stated maturity date, you would receive $1,000.00 per note.

This example illustrates that the notes provide for the repayment of the principal amount at maturity even in scenarios in which the price of the lowest performing underlying stock declines significantly from its starting price (subject to issuer credit risk).

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

The Underlying Stocks

Cisco Systems, Inc.

Cisco Systems, Inc. provides information technology and networking services. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 858877 or SEC file number: 001-39940. This Underlying Stock trades on The Nasdaq Stock Market LLC under the symbol “CSCO.”

Historical Data

We obtained the closing prices of CSCO in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of CSCO should not be taken as an indication of future performance, and no assurances can be given as to the closing price of CSCO on the calculation days. We cannot give you assurance that the performance of CSCO will result in the return of any of your investment.

The following graph sets forth stock closing prices of CSCO for the period from January 1, 2020 to October 24, 2025. The closing price of CSCO on October 24, 2025 was $70.63.

Historical Performance of CSCO

Source: Bloomberg

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

Amazon.com, Inc.

Amazon.com, Inc. engages in the retail sale of consumer products, advertising, and subscriptions service through online and physical stores in North America and internationally. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1018724 or SEC file number: 000-22513. This Underlying Stock trades on The Nasdaq Global Select Market under the symbol “AMZN.”

Historical Data

We obtained the closing prices of AMZN in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of AMZN should not be taken as an indication of future performance, and no assurances can be given as to the closing price of AMZN on the calculation days. We cannot give you assurance that the performance of AMZN will result in the return of any of your investment.

The following graph sets forth stock closing prices of AMZN for the period from January 1, 2020 to October 24, 2025. The closing price of AMZN on October 24, 2025 was $224.21.

Historical Performance of AMZN

Source: Bloomberg

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

The Goldman Sachs Group Inc.

The Goldman Sachs Group, Inc. is a global investment banking and securities firm. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 886982 or SEC file number: 001-14965. This Underlying Stock trades on The New York Stock Exchange LLC under the symbol “GS.”

Historical Data

We obtained the closing prices of GS in the graph below from Bloomberg without independent verification. The historical performance of GS should not be taken as an indication of future performance, and no assurances can be given as to the closing price of GS on the calculation days. We cannot give you assurance that the performance of GS will result in the return of any of your investment.

The following graph sets forth stock closing prices of GS for the period from January 1, 2020 to October 24, 2025. The closing price of GS on October 24, 2025 was $783.88.

Historical Performance of GS

Source: Bloomberg

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

NVIDIA Corporation

NVIDIA Corporation designs, develops, and markets three dimensional (3D) graphics processors and related software. The company offers products that provides interactive 3D graphics to the mainstream personal computer market. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1045810 or SEC file number: 000-23985. This Underlying Stock trades on the Nasdaq Global Select Market under the symbol “NVDA.”

Historical Data

We obtained the closing prices of NVDA in the graph below from Bloomberg without independent verification. The historical performance of NVDA should not be taken as an indication of future performance, and no assurances can be given as to the closing price of NVDA on the calculation days. We cannot give you assurance that the performance of NVDA will result in the return of any of your investment.

The following graph sets forth daily closing prices of NVDA for the period from January 1, 2020 to October 24, 2025. The closing price of NVDA on October 24 2025 was $186.26.

Historical Performance of NVDA

Source: Bloomberg

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

U.S. Federal Income Tax Considerations

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income and estate tax consequences of the purchase, beneficial ownership, and disposition of the notes. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

We intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. Pursuant to the terms of the notes, you agree to treat the notes as contingent payment debt instruments for all U.S. federal income tax purposes and, in the opinion of Mayer Brown LLP, special U.S. tax counsel to us, it is reasonable to treat the notes as contingent payment debt instruments. Assuming the notes are treated as contingent payment debt instruments, a U.S. holder will be required to include OID in gross income each year, even though no payments will be made on the notes until redemption or maturity.

Based on the factors described in the section, “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes,” we have determined that the comparable yield of the notes, solely for U.S. federal income tax purposes, will be 3.81% per annum (compounded annually). Although it is not clear how the comparable yield should be determined for notes that may be automatically redeemed before maturity, our determination of the comparable yield is based on the maturity date. Further, based upon the method described in the section, “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” and based upon the comparable yield, we have determined that the projected payment schedule for notes that have a principal amount of $1,000 and an issue price of $1,000 consists of a single payment of $1,118.82 at maturity (the “Projected Payment”).

Based upon the comparable yield, a U.S. holder that pays taxes on a calendar year basis, buys a note for $1,000, and holds the note until maturity will be required to pay taxes on the following amounts of ordinary income in respect of the notes in each year:

Year	OID
2025	$6.58
2026	$38.35
2027	$39.81
2028	$34.08

However, the ordinary income reported in the taxable year the notes mature will be adjusted to reflect the actual payment received at maturity. U.S. holders may obtain the comparable yield and projected payment schedule as determined by us by submitting a written request to: Structured Equity Derivatives – Structuring, HSBC Securities (USA) Inc., 66 Hudson Boulevard, New York, New York 10001. A U.S. holder is generally bound by the comparable yield and the projected payment schedule established by us for the notes. However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason the holder believes the projected payment schedule provided herein is unreasonable on its timely filed U.S. federal income tax return for the taxable year in which it acquires the notes.

The comparable yield and projected payment schedule are not provided for any purpose other than the determination of a U.S. holder’s interest accruals for U.S. federal income tax purposes and do not constitute a projection or representation by us regarding the actual yield on a note. We do not make any representation as to what such actual yield will be.

Upon a sale, exchange, call or retirement of a note prior to maturity, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, call or retirement and the holder’s tax basis in the note. A U.S. holder generally will treat any gain as ordinary interest income, and any loss as ordinary loss up to the amount of previously accrued OID and then as capital loss. At maturity, (i) if the actual Maturity Payment Amount exceeds the Projected Payment, a U.S. holder must include such excess as interest income, or (ii) if the Projected Payment exceeds the actual Maturity Payment Amount, a U.S. holder will generally treat such excess first as an offset to previously accrued OID for the taxable year, then as an ordinary loss to the extent of all prior OID inclusions, and thereafter as a capital loss. We will not attempt to ascertain whether any Underlying Stock would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If any Underlying Stock were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Underlying Stocks and consult your tax advisor regarding the possible consequences to you if any Underlying Stock is or becomes a PFIC or a USRPHC.

Under current law, the notes should generally not be includible in the estate of a non-U.S. holder unless the individual actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote or, at the time of the

Market Linked Notes—Auto-Callable with Upside Participation

Notes Linked to the Lowest Performing of the Common Stock of Cisco Systems, Inc., the Common Stock of Amazon.com, Inc., the Common Stock of The Goldman Sachs Group, Inc., and the Common Stock of NVIDIA Corporation due October 27, 2028

individual’s death, payments in respect of notes would have been effectively connected with the conduct by the individual of a trade or business in the United States. Individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the notes.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on the terms of the notes and market conditions as of the date of this preliminary pricing supplement, the Issuer expects that the notes will not be treated as “delta-one” instruments and, therefore, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the notes. A determination that the notes are not subject to Section 871(m) is not binding on the Internal Revenue Service, and the Internal Revenue Service may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. It is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Stocks or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Stocks or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Validity Of The Securities

In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement dated February 21, 2024, and issued and paid for as contemplated herein, the securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 21, 2024.